Exhibit 10.30

Medley Capital LLC
280 Park Avenue, 6th Floor East
New York, NY 10017

November [__], 2018

[Name of recipient]
[Address]

Re: [Insert LLC name]

Dear [Name]:
Subject to your execution of this letter agreement, which shall be considered an “Award Letter” for purposes of the Company Agreement (as defined below) (this “Award Letter”), Medley Capital LLC, a Delaware limited liability company (the “Managing Member”), is pleased to confirm your admission to [Insert LLC name] (the “Company”) as a Member as of November [__], 2018.
You agree to become a Non-Managing Member as defined in and subject to all the terms of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of November [__], 2018, a copy of which has been provided to you (as the same may be further amended from time to time, the “Company Agreement”). Each capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the Company Agreement.
For purposes of Section 2.6 of the Company Agreement, pursuant to this Award Letter, you are awarded a Carried Interest Percentage of [ ] and [ ]-tenths percent (__._%).
[Signature page immediately follows.]

If you have any questions, please contact John Fredericks (email john.fredericks@mdly.com or telephone (415) 321-3180). Otherwise, please sign a copy of this Award Letter in the space indicated below and return it to John Fredericks.

Sincerely,
Medley Capital LLC, in its capacity as managing member of the Company

By:
Name:
Title: